EXHIBIT 99.1
             WASHINGTON BANCORP, INC.                      PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                      ANNUAL MEETING OF STOCKHOLDERS, JUNE 21 1994


          The undersigned hereby appoints Theodore Doll, Jr. and Wilson A. Bitten, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of Washington Bancopr, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held June 21, 1994, or at any adjournment thereof, upon matters properly coming before the meeting as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse side.


                                                   (Continued on other side)



                                                              /X/ Please mark
                                                                  your votes
                                                                    at this



     (The Board of Directors recommends   (The Board of Directors recommends
                 a vote "FOR")                      a vote "FOR")

 1.  Approval of an Agreement and Plan    2.  ELECTION OF DIRECTORS: Robert A.
     of Merger (the "Merger Agreement")       Hand, Paul C. Rotondi, Joseph A.
     which provides for the Merger of         Tighe, Jr.
     Washington Bancorp, Inc., with and
     into HUBCO, Inc.                         INSTRUCTIONS (To withhold
                                              authority to vote for any indi-
                                              vidual nominee, write the
                                              nominee(s) on the line below.
                                              _______________________________

                                                             WITHHELD
           FOR   AGAINST   ABSTAIN                    FOR     FOR ALL
           / /     / /       / /                      / /       / /

                                                  WILL ATTEND   / /

                                        The undersigned further gives the
                                        Proxies authority in their discretion
                                        to vote upon such other business as
                                        may properly come before the Annual
                                        Meeting.

                                        The proxy is revocable and, when
                                        properly executed, will be voted in
                                        the manner directed herein by the
                                        undersigned. IF NO DIRECTIONS ARE
                                        MADE, THIS PROXY (IF SIGNED) WILL BE
                                        VOTED FOR APPROVAL OF THE MERGER
                                        AGREEMENT AND FOR EACH OF THE BOARD'S
                                        NOMINEES FOR DIRECTOR. Please sign
                                        exactly as your name appears hereon.
                                        When signing in a representative
                                        capacity, please give full title.


     Signature _______________________________________   Date ________ , 1994
            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE
                                   ENCLOSED ENVELOPE